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                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                    CRAY INC.



                                    ARTICLE I

                                      Name

                    The name of this Corporation is Cray Inc.


                                   ARTICLE II

                                  Capital Stock

         A. Authorized Capital. The Corporation is authorized to issue a total of one hundred twenty-five million (125,000,000) shares, consisting of one hundred twenty million (120,000,000) shares of $.01 par value to be designated "Common Stock" and five million (5,000,000) shares of $.01 par value to be designated "Preferred Stock." Subject to any rights expressly granted to Preferred Stock issued pursuant to Paragraph B of this Article, the Common Stock shall have all the rights ordinarily associated with common shares, including but not limited to general voting rights, general rights to dividends, and liquidation rights. The Preferred Stock shall have the rights and preferences described in Paragraph B of this article or in a resolution of the Board of Directors adopted pursuant to Paragraph B.

         B. Issuance of Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series so established. Unless otherwise provided in the resolution establishing a series of shares of Preferred Stock, prior to the issuance of any shares of a series so established or to be established, the Board of Directors may by resolution amend the relative rights and preferences of the shares of such series, and, after the issuance of shares of a series whose number has been designated by the Board of Directors, the resolution establishing the series may be amended by the Board of Directors to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.


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                                   ARTICLE III

                              No Preemptive Rights

         Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.


                                   ARTICLE IV

                                Cumulative Voting

       There shall be no cumulative voting of shares in this Corporation.


                                    ARTICLE V

                                    Directors

         A. Number. The Corporation shall have at least six directors, the actual number to be prescribed in the Bylaws. Subject to the minimum requirement of six directors, the number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

         B. Staggered Terms. The Board of Directors shall be divided into three classes of directors, with said classes to be as equal in number as may be possible. Initially, two directors shall be assigned to Class 1, two directors shall be assigned to Class 2, and two directors shall be assigned to Class 3. Any director or directors in excess of the number divisible by three shall be first assigned to Class 1 and any additional director shall be assigned to Class 2, as the case may be. (For example, if there are eight directors, the seventh director shall be in Class 1 and the eighth director in Class 2.) At the first election of directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article V, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         C. Removal. The directors of this Corporation may be removed only for



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cause, in the manner provided by the Bylaws, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is being sought.


                                   ARTICLE VI

                        Limitation on Director Liability

         To the fullest extent permitted by Washington law and subject to the Bylaws of this Corporation, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article VI shall not adversely affect any right of a director of this Corporation hereunder with respect to any acts or omissions of the director occurring prior to amendment or repeal.


                                   ARTICLE VII

                          Indemnification of Directors

         To the fullest extent permitted by its Bylaws and Washington law, this Corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article VII shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.


                                  ARTICLE VIII

                     Registered Office and Registered Agent

         The name of the registered agent of this Corporation and the street address of its registered office are as follows:

                                    JGB Service Corporation
                                    3600 One Union Square
                                    600 University Street
                                    Seattle, WA 98101

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                                   ARTICLE IX

                                     Bylaws

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this Corporation subject to approval by a majority of the Continuing Directors (as defined in Section A of Article XII hereof); provided, however, that the Board of Directors may not repeal or amend any bylaw that the shareholders expressly have provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock and/or of such class or series of Preferred Stock, voting as separate voting groups.


                                    ARTICLE X

                        Special Meetings of Shareholders

         The Chairman of the Board of Directors, the President or a majority of the Board of Directors may call special meetings of the shareholders for any purpose. Further, for so long as the Corporation is a "public company" under Title 23B RCW, a special meeting of the shareholders shall be held if the holders of not less than 30% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this Corporation one or more written demands for such meeting, describing the purpose or purposes for which it is to be held; provided, however, that if the Corporation is not a "public company" under Title 23B RCW, the percentage of such votes required to call a special meeting shall be 25%.


                                   ARTICLE XI

                Amendments to Restated Articles of Incorporation


         This Corporation reserves, and the rights of the shareholders of this Corporation are granted subject to, the right to amend or repeal any of the provisions contained in these Restated Articles of Incorporation as follows:

         A. Two-Thirds Requirement. Except as provided in Section B of this
Article XI, the Restated Articles of Incorporation may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of



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Common Stock and/or of such class or series of Preferred Stock, voting as separate voting groups.

         B. Majority Voting. Notwithstanding the provisions of Section A of this
Article XI, if an amendment or repeal of a Section or Article of the Restated Articles of Incorporation is approved by a majority of the Continuing Directors (as defined in Section A of Article XII hereof), voting separately and as a subclass of directors, such amendment or repeal shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock and/or of such class or series of Preferred Stock, voting as separate voting groups.


                                   ARTICLE XII

                           Special Voting Requirements

         In addition to any affirmative vote required by law, by these Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this Corporation shall be subject to approval in the manner set forth in this Article XII.

         A. Definitions. For the purpose of this Article XII:

                  a. "Business Combination" means (i) a merger, share exchange or consolidation of this Corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this Corporation or any of its Subsidiaries of all or a substantial part of this Corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

                  b. "Continuing Director" means any member of the Board of Directors (i) who was a member of the Board of Directors on August 31, 1995, or
(ii) who is elected to the Board of Directors after August 31, 1995, after being nominated by a majority of the Continuing Directors voting separately and as a subclass of directors on such nomination.

                  c. "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this Corporation.



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         B. Vote Required for Business Combinations.

                  1. Except as provided in subsection 2 of this Section B, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock and/or of such class or series of Preferred Stock, voting as separate voting groups, shall be required for the adoption or authorization of a Business Combination.

                  2. Notwithstanding subsection (1) of this Section 2, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of directors, such Business Combination, if required to be approved by this Corporation's shareholders by the Washington Business Corporation Act or these Restated Articles of Incorporation, shall be approved only with the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock and/or such class or series of Preferred Stock, voting as separate voting groups.

DATED:  August 5, 2003






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